. FILED

IN THE OFFICE OFTHE
SECRETARY OFSTATE OF THE
STATEOFNEVADA


Articles ofIncorporation

for

FRESH BREATH INDUSTRIES INC.

DEAN HELLER, SECRETARY OF STATE

Know all men by these presents:

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to

Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1. The name of the corporation is FRESH BREATH INDUSTRIEES, INC.

2.		Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.		The nature of the business is to engage in any lawful activity.

4.		The capital stock shall consist of:

50,000,000 shares of common stock, $0.001 par value.

5.	The members of the goveming board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of TWO director(s) and the names and addresses are as follows:

(1) JEFF WALTERS, 139 SACKVILLE DRIVE SW, CALGARY, ALBERTA CANADA T2W OW4

(2) DOUG McPHEE, #3 SIERRA VISTA CIRCLE, CALGARY, ALBERTA, CANADA T311 3A6

6.		This corporation shall have perpetual existence.

7.		This corporation shall have a President , Secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors. Any person may hold two or more offices.

8. The Resident Agent of this corporation shall be:

RITE, INC., 1905 S. Eastern Ave., Las Vegas, NV 89104

9.		The stock of this corporation, after the fixed consideration thereof has been paid orperformed, shall not be subject to assessment, and no individual stockholder shall be liable for the debts and liabilities of the Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.




10. No Director or Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

SIGNATURE OF INCORPORATOR:

FOR

FRESH BREATH INDUSTRIES, INC.

1, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 31 ST day August, 1998

Dolores J. Passaretti 1905 S. Eastern Ave., Las Vegas, NV 89104


State of Nevada )
County of Clark)

On the 31st day of Augus 1998, personally known to me to be the person whose
names are subscribed to the within		ument and ac 	ed to me that they
executed the same in their authorized capacity.

Noal D. Farmer
NOTARY PUBLIC
STATE OF NEVADA
County ot Ciark
NOAL D. FARMER
Commission Expires July 8, 2000